NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the following securities issued by Aktiebolaget Svensk Exportkredit (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

Accelerated Return Notes Linked to the S&P 500 Index due March 24, 2010 (suspended: 3/25/2010) symbol: SPD

Accelerated Return Notes Linked to the S&P 500 Index due April 30, 2010, Medium Term Notes, Series E (suspended: 4/30/2010) symbol: AQD

Capped Leveraged Index Return Notes Linked to the MSCI EAFE Index due July 26, 2010 (suspended: 7/26/2010) symbol: MKE

Capped Leveraged Index Return Notes Linked to the Russell 2000 Index due July 26, 2010 (suspended: 7/26/2010) symbol: RFW

Capped Leveraged Index Return Notes Linked to the S&P 500 Index due July 26, 2010 (suspended: 7/26/2010) symbol: SCB

Capped Leveraged Index Return Notes Linked to the S&P 500 Index due July 30, 2010 (suspended: 7/30/2010) symbol: SBK

Accelerated Return Notes Linked to the S&P 500 Index due August 27, 2010, Medium-Term Notes, Series E (suspended: 8/27/2010) symbol: SAJ

Accelerated Return Notes Linked to the S&P 500 Index due September 24, 2010, Medium-Term Notes, Series E (suspended: 9/24/2010) symbol: SGN

Accelerated Return Notes Linked to the Energy Select Sector Index due January 28, 2011, Medium-Term Notes, Series E (suspended: 1/28/2011) symbol: ANI

Accelerated Return Notes Linked to the Russell 2000 Index due March 25, 2011 (suspended: 3/25/2011) symbol: AGR

Accelerated Return Notes Linked to the S&P 500 Index due April 29, 2011 (suspended: 4/29/2011) symbol: AMY

Capped Leveraged Index Return Notes Linked to the S&P 500 Index due August 26, 2011, Medium-Term Notes, Series E (suspended: 8/26/2011) symbol: SOG

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(2), as NYSE Regulation has been notified that the issuer has liquidated the securities listed above. Accordingly, trading in each issue was suspended before the opening on the dates specified above.